Filed Pursuant to Rule 424(b)(5)
File Number 333-275512

PROSPECTUS SUPPLEMENT

(To prospectus dated November 13, 2023)

$3,450,000,000

Public Service Electric and Gas Company

Secured Medium-Term Notes, Series Q

Due 1 Year to 30 Years From Date of Issue

Public Service Electric and Gas Company may offer from time to time its Secured Medium-Term Notes, Series Q. We will include the specific terms of any Secured Medium-Term Notes that we may offer in a pricing supplement to this prospectus supplement. Unless the pricing supplement provides otherwise, the Secured Medium-Term Notes that we offer will have the following general terms:

•

Secured as to principal (exclusive of any premium) and interest by one of our first and refunding mortgage bonds, as described under “Description of the Secured Medium-Term Notes — Security” in the accompanying prospectus

•	Stated maturities of 1 year to 30 years from date of issue

•	Interest at the fixed rate per annum specified in the applicable pricing supplement

•

Redemption at 100% of the principal amount plus accrued interest resulting from the receipt of funds upon the sale of mortgaged property as described under “Description of the Secured Medium-Term Notes — Mandatory Redemption” in the accompanying prospectus

•	Additional redemption provisions, if any, as specified in the applicable pricing supplement

•	Payments in U.S. dollars

•	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

•	Book-entry form (through The Depository Trust Company) except in limited circumstances

Investing in the Secured Medium-Term Notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 6 of the accompanying prospectus, as well as the risk factors contained in our most recently filed Annual Report on Form 10-K and in our other periodic reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein.

	Public Offering Price	Agents’ Discounts and Commissions	Proceeds, Before Expenses, to Public Service Electric and Gas Company
Per Secured Medium-Term Note	100%	0.150% – 0.750%	99.850% – 99.250%
Total	$3,450,000,000	$5,175,000 – $25,875,000	$3,444,825,000 – $3,424,125,000

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell the Secured Medium-Term Notes to the Agents as principal for resale at varying or fixed offering prices or through the Agents as agents using their reasonable best efforts on our behalf. We may also sell the Secured Medium-Term Notes directly to investors and other purchasers on our own behalf where we are authorized to do so.

Barclays
BNP PARIBAS
BNY Mellon Capital Markets, LLC
BofA Securities
CIBC Capital Markets
Citigroup
Goldman Sachs & Co. LLC
J.P. Morgan
Mizuho
Morgan Stanley
MUFG
PNC Capital Markets LLC
RBC Capital Markets
Scotiabank
TD Securities
US Bancorp
Wells Fargo Securities

The date of this prospectus supplement is February 28, 2024

Prospectus Supplement

Prospectus

S-i

You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement, any free writing prospectus and documents to which we otherwise refer you. Neither we nor any Agent has authorized any other person to provide you with different or additional information. You should not rely on any other information or representation. Neither we nor any Agent is making an offer to sell the Secured Medium-Term Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement and any free writing prospectus is accurate only as of the date on the front of the applicable document. Our business, prospects, financial position, results of operations and cash flows may have changed since such dates.

It is important for you to read and consider all information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement and any free writing prospectus in making your investment decision. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, unless the context indicates otherwise, the words and terms “PSE&G,” “the Company,” “we,” “us” and “our” refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

Our principal executive office is located at 80 Park Plaza, Newark, New Jersey 07102 and our telephone number is (973) 430-7000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. None of the information contained at any time on our website is incorporated by reference in this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the following documents filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023.

We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and prior to the termination of any particular offering except, in each case, for current reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K or the pricing supplement for the applicable offering.

Certain of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are combined documents that are separately filed by Public Service Enterprise Group Incorporated (“PSEG”) and PSE&G. Only information relating to PSE&G in such documents has been incorporated by reference in this prospectus supplement and the accompanying prospectus.

You can get a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus by making an oral or written request directed to:

Vice President – Investor Relations

PSEG Services Corporation

80 Park Plaza, 4th Floor

Newark, NJ 07102

Telephone (973) 430-7000

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any pricing supplement, any free writing prospectus or other offering materials may contain or incorporate by reference statements about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the SEC, including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, natural disasters, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	increases in the costs of equipment, materials, fuel, services and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and increases in funding requirements and pension costs;

•	development, adoption and use of Artificial Intelligence by us and our third-party vendors;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	the impact of changes in state and federal legislation and regulations on our business, including our ability to recover costs and earn returns on authorized investments;

•	our proposed investment projects or programs may not be fully approved by regulators and our capital investment may be lower than planned;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

Additional information concerning these factors is set forth or referred to under “Risk Factors.”

All of the forward-looking statements made in this prospectus supplement, the accompanying prospectus, any pricing supplement, any free writing prospectus and the other offering materials are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this prospectus supplement, the accompanying prospectus, any pricing supplement, any free writing prospectus or other offering materials apply only as of the date of this prospectus supplement, the accompanying prospectus, any such pricing supplement, any such free writing prospectus or such other offering materials. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any pricing supplement, any free writing prospectus and any other offering materials are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

RISK FACTORS

Your investment in the Secured Medium-Term Notes involves risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks as well as the discussion of risks in our most recently filed Annual Report on Form 10-K and our other periodic and current reports filed with the SEC and incorporated by reference into this prospectus supplement, the accompanying prospectus and any pricing supplement, before deciding whether an investment in the Secured Medium-Term Notes is suitable for you. Such factors could have a material adverse effect on our business, prospects, financial position, results of operations or cash flows and on the trading price of the Secured Medium- Term Notes. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements.” Secured Medium-Term Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

Redemption May Adversely Affect Your Return on the Secured Medium-Term Notes

The Secured Medium-Term Notes are redeemable under certain conditions. As a result, PSE&G may redeem your Secured Medium-Term Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your Secured Medium-Term Notes being redeemed.

You Will Not Be Entitled to Take Any Action With Respect to Property Securing the Pledged Bond Unless an Event of Default Under the Note Indenture Also Constitutes an Event of Default Under the Mortgage

The Secured Medium-Term Notes will be serviced and secured equally and ratably by the series of First and Refunding Mortgage Bonds designated as First and Refunding Mortgage Bonds, Medium-Term Notes Series Q (the “Pledged Bond”), in an aggregate principal amount equal to $3,450,000,000 issued and pledged by PSE&G and delivered to the Note Trustee (as defined below) in accordance with the Note Indenture (as defined below). The Pledged Bond services and secures the payment of the principal of, and interest on, the Secured Medium-Term Notes; provided, however, that the Pledged Bond does not service or secure any premium due in respect of the Secured Medium-Term Notes. All of the First and Refunding Mortgage Bonds, including the Pledged Bond, are secured by a lien on substantially all of PSE&G’s property. See “Description of the Mortgage Bonds” in the accompanying prospectus. The registered holders of the Secured Medium-Term Notes will be entitled to the benefits of the security afforded by such lien on such property only upon the occurrence of an event of default under the Mortgage (as defined under “Description of the Mortgage Bonds” in the accompanying prospectus) and the acceleration of the principal of the First and Refunding Mortgage Bonds in accordance with the Mortgage. Accordingly, upon the occurrence of an event of default under the Note Indenture other than one constituting an event of default under the Mortgage that results in the acceleration of the principal of the First and Refunding Mortgage Bonds in accordance with the Mortgage, registered holders of the Secured Medium-Term Notes will not be entitled to take any action with respect to the property securing the Pledged Bond.

There May Not Be Any Trading Market for Your Secured Medium-Term Notes; Many Factors Affect the Trading Price of Your Secured Medium-Term Notes

Upon issuance, your Secured Medium-Term Notes will not have an established trading market. We cannot assure you that a liquid trading market for your Secured Medium-Term Notes will ever develop or be maintained if it does develop. In addition to our creditworthiness, many factors affect the trading market for, and trading price of, your Secured Medium-Term Notes. These factors include:

•	the method of calculating the principal, premium and interest in respect of your Secured Medium-Term Notes;

•	the time remaining to the maturity of your Secured Medium-Term Notes;

•	the outstanding amount of Secured Medium-Term Notes;

•	the redemption features of your Secured Medium-Term Notes; and

•	the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers when you decide to sell your Secured Medium-Term Notes. This may affect the price you receive for the Secured Medium-Term Notes or your ability to sell the Secured Medium- Term Notes at all. In addition, Secured Medium-Term Notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase Secured Medium-Term Notes unless you understand and know you can bear all of the investment risks involving your Secured Medium-Term Notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Secured Medium-Term Notes

Our credit ratings may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Secured Medium-Term Notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the Secured Medium-Term Notes.

DESCRIPTION OF THE SECURED MEDIUM-TERM NOTES

The Secured Medium-Term Notes will constitute a series of debt securities under an Indenture of Trust, dated as of July 1, 1993, as amended or modified from time to time (the “Note Indenture”), between us and The Bank of New York Mellon (successor to The Chase Manhattan Bank (National Association)), as trustee (the “Note Trustee”). The Note Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. Reference is directed to the description of Secured Medium-Term Notes contained in the accompanying prospectus under the caption “Description of the Secured Medium-Term Notes.” The description of certain provisions of the Secured Medium-Term Notes and the Note Indenture contained herein and in the accompanying prospectus summarizes the material provisions of the Secured Medium-Term Notes and the Note Indenture. It does not, however, describe every aspect of the Secured Medium-Term Notes and the Note Indenture. For a complete statement of such provisions, reference is made to the actual provisions of the Secured Medium-Term Notes and the Note Indenture. In this section, references to “we”, “our” and “us” refer to Public Service Electric and Gas Company without its consolidated subsidiaries.

The Secured Medium-Term Notes are limited to an aggregate initial offering price not to exceed $3,450,000,000. The purchase price, aggregate principal amount, interest rate, stated maturity date, any additional redemption provisions and other variable terms of each tranche of Secured Medium-Term Notes will be set forth in the applicable pricing supplement, which will supplement, and (to the extent inconsistent) supersede, the description of those Secured Medium-Term Notes contained in the accompanying prospectus and this prospectus supplement.

Capitalized terms used but not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus, the Secured Medium-Term Notes or the Note Indenture, as the case may be.

We maintain ordinary banking relationships with The Bank of New York Mellon, including credit facilities and lines of credit.

DESCRIPTION OF THE PLEDGED BOND

The Secured Medium-Term Notes are serviced and secured equally and ratably by our Pledged Bond, due March 1, 2059. The Pledged Bond is issued and secured by an Indenture dated August 1, 1924, as amended and supplemented from time to time, including the Supplemental Indenture dated as of February 1, 2024, between us and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association, as successor to Fidelity Union Trust Company), as trustee (the “Mortgage Trustee”). In this section, references to “we”, “our” and “us” refer to Public Service Electric and Gas Company without its consolidated subsidiaries.

Interest on the Pledged Bond shall accrue at a fixed rate per annum of 10% computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on February 1 and August 1 of each year, subject to receipt of certain credits against principal and interest and such obligations, as set forth in the accompanying prospectus under the heading “Description of the Pledged Bond — Interest, Maturity and Payment.”

In the event that any proposed action related to the Pledged Bond would adversely affect the registered holders of the Secured Medium-Term Notes, the Note Trustee shall not vote the Pledged Bond without notice to and approval of the holders of at least 66 2/3% in aggregate principal amount of the Secured Medium-Term Notes.

Additional information regarding the Pledged Bond is set forth in the accompanying prospectus under the heading “Description of the Pledged Bond.”

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Secured Medium-Term Notes is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. It deals only with Secured Medium-Term Notes held as capital assets by initial purchasers (unless otherwise specified) and does not purport to deal with purchasers in special tax situations, such as financial institutions, tax-exempt organizations, individual retirement accounts, partnerships and other pass-through entities, insurance companies, regulated investment companies, entities classified as partnerships, dealers in securities or currencies, persons holding Secured Medium-Term Notes as part of a hedging or conversion transaction or as a position in a “straddle” for tax purposes, accrual method taxpayers that report revenues on an applicable financial statement or persons whose functional currency (as defined in section 985 of the Code) is not the United States dollar. Prospective purchasers of the Secured Medium-Term Notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Secured Medium-Term Notes arising under any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

As used herein, the term “U.S. Holder” means a beneficial owner of a Secured Medium-Term Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be considered a U.S. Holder. If a partnership holds a Secured Medium-Term Note, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding a Secured Medium-Term Note, you should consult your tax advisors. As used herein, the term “non-U.S. Holder” means a beneficial owner of a Secured Medium-Term Note that is not a U.S. Holder.

U.S. Holders

Payments of Interest. Payments of interest on a Secured Medium-Term Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting); provided that the interest is “qualified stated interest” (as defined below).

Original Issue Discount. For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Secured Medium-Term Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Secured Medium-Term Note’s “stated redemption price” at maturity (i) multiplied by the number of complete years to its maturity from its issue date or, (ii) in the case of a Secured Medium-Term Note providing for the payment of any amount other than “qualified stated interest” prior to maturity, multiplied by the weighted average maturity of such Secured Medium-Term Note). The issue price of each Secured Medium-Term Note in an issue of Secured Medium-Term Notes equals the first price at which a substantial amount of such Secured Medium-Term Notes has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price” at maturity of a Secured Medium-Term Note is the sum of all payments provided by the Secured Medium-Term Note other than “qualified stated interest” payments. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate.

Payments of qualified stated interest on a Secured Medium-Term Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting). A U.S. Holder of a Secured Medium-Term Note issued with original issue discount (a “Discount Note”) must include original issue discount in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The “daily portion” of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An “accrual period” may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The “adjusted issue price” of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an “acquisition premium.” Under the acquisition premium rules, the amount of original issue discount that such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Certain of the Secured Medium-Term Notes (i) may be redeemable at our option prior to their stated maturity (a “call option”) and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a “put option”). Secured Medium-Term Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Secured Medium-Term Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Secured Medium-Term Notes.

U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

Short-Term Secured Medium-Term Notes. Secured Medium-Term Notes that have a fixed maturity of one year or less (“Short-Term Notes”) will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange, redemption, retirement or other disposition of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, redemption, retirement or other disposition, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized.

U.S. Holders who report income for United States federal income tax purposes under the accrual method, and certain other U.S. Holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

Market Discount. If a U.S. Holder purchases a Secured Medium-Term Note for an amount that is less than its stated redemption price at maturity (or, in the case of a Discount Note, its revised issue price as of the purchase date), such U.S. Holder will be treated as having purchased such Secured Medium-Term Note at a “market discount,” unless the amount of such market discount is less than a specified de minimis amount.

Under the market discount rules, a U.S. Holder will be required to treat any payment that does not constitute qualified stated interest on (for example, any partial principal payment), or any gain realized on the sale, exchange, redemption, retirement or other disposition of, a Secured Medium-Term Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Secured Medium-Term Note, unless the U.S. Holder elects to accrue market discount on a constant yield basis.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Secured Medium-Term Note with market discount until the maturity of the Secured Medium-Term Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or a constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Secured Medium-Term Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service (the “IRS”).

Premium. If a U.S. Holder purchases a Secured Medium-Term Note for an amount that is greater than the sum of all amounts payable on such notes after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the Secured Medium-Term Note with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Secured Medium-Term Note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. Bond premium on a Secured Medium-Term Note held by a U.S. Holder that does not make such an election will decrease the amount of gain or increase the amount of loss otherwise recognized on the disposition of the Secured Medium-Term Notes. However, if the Secured Medium-Term Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Secured Medium-Term Note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Disposition of a Secured Medium-Term Note. Except as discussed above, upon the sale, exchange, redemption, retirement or other disposition of a Secured Medium-Term Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition (other than amounts representing accrued and unpaid interest) and such U.S. Holder’s adjusted tax basis in such note. A U.S. Holder’s adjusted tax basis in a Secured Medium-Term Note generally will equal such U.S. Holder’s initial investment in the note increased by any original issue discount and market discount included in income and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the Secured Medium-Term Note had been held at the time of disposition for more than one year. If the U.S. Holder is an individual, long-term capital gains will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

Subject to the discussion below of backup withholding and information reporting and FATCA (as defined below), a non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the Secured Medium-Term Notes on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Secured Medium-Term Note, unless such non-U.S. Holder is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, a direct or indirect 10% or greater shareholder of us, or a “controlled foreign corporation” for United States federal income tax purposes that is related to us. To qualify for the exemption from taxation, the Withholding Agent (as defined below) must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the Secured Medium-Term Note,

•	certifies that such owner is not a U.S. Holder, and

•	provides the beneficial owner’s name and address.

A “Withholding Agent” is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”) or IRS Form W-8BEN-E (“W-8BEN-E”) (or other applicable form), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. The beneficial owner must inform the Withholding Agent within 30 days of any change in the information on the statement and furnish a new W-8BEN or W-8BEN-E (or other applicable form). A non-U.S. Holder who is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the Secured Medium-Term Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of Secured Medium-Term Notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN or W-8BEN-E (or other applicable form).

Generally, a non-U.S. Holder whose income with respect to a Secured Medium-Term Note is not effectively connected with the conduct by such non-U.S. Holder of a U.S. trade or business will not be subject to United States federal income taxes on any amount which constitutes capital gain upon sale, exchange, redemption, retirement or disposition of such Secured Medium-Term Note, unless such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

A non-U.S. Holder whose income with respect to its investment in a Secured Medium-Term Note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

The Secured Medium-Term Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of ours or, at the time of such individual’s death, payments in respect of the Secured Medium-Term Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding and Information Reporting

Backup withholding of United States federal income tax may apply to payments made in respect of the Secured Medium-Term Notes to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Secured Medium-Term Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

In addition, upon the sale of a Secured Medium-Term Note to (or through) a broker, the broker must report the sale and withhold at the statutory applicable rate of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Certification of the registered owner’s non-U.S. status generally would be made on a W-8BEN or W-8BEN-E (or other applicable form) under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner generally would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Sections 1471-1474 of the Code and the Treasury Regulations thereunder (“FATCA”) impose withholding taxes on certain types of payments made to “foreign financial institutions,” as specially defined under FATCA, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest (including original issue discount) on the Secured Medium-Term Notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. Prospective investors should consult their tax advisors regarding the application of FATCA to the acquisition, ownership or disposition of the Secured Medium-Term Notes.

PLAN OF DISTRIBUTION

We are offering the Secured Medium-Term Notes on a continuing basis for sale to or through Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., CIBC World Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC (collectively, the “Agents”). We and the Agents have entered into a distribution agreement with respect to the Secured Medium-Term Notes. The Agents, individually or in a syndicate, may purchase Secured Medium-Term Notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an Agent for that Agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase Secured Medium-Term Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an Agent, ranging from .150% to .750% of the principal amount of each Secured Medium-Term Note, depending upon its stated maturity, sold through that Agent as our agent. In addition, we estimate our expenses incurred in connection with the offering and sale of the Secured Medium-Term Notes, including reimbursement of certain of the Agents’ expenses, will total approximately $6,550,000.

Unless otherwise specified in the applicable pricing supplement, any Secured Medium-Term Note sold to an Agent as principal will be purchased by that Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Secured Medium- Term Note of identical maturity. An Agent may sell Secured Medium-Term Notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An Agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of Secured Medium-Term Notes, the offering price (in the case of Secured Medium-Term Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by us or through an Agent). Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Secured Medium-Term Notes received by it on an agency basis.

Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your Secured Medium-Term Notes in immediately available funds in The City of New York on the date of settlement.

Upon issuance, the Secured Medium-Term Notes will not have an established trading market. The Secured Medium-Term Notes will not be listed on any securities exchange. The Agents may from time to time purchase and sell Secured Medium-Term Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that a secondary market for the Secured Medium-Term Notes will develop, be maintained or be liquid. From time to time, the Agents may make a market in the Secured Medium-Term Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

In connection with certain offerings of Secured Medium-Term Notes, the Agents may engage in overallotment stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Secured Medium-Term Notes. If those Agents create a short position in Secured Medium-Term Notes, i.e., if they sell Secured Medium-Term Notes in an amount exceeding the amount referred to in the applicable pricing supplement, they may reduce that short position by purchasing Secured Medium-Term Notes in the open market. In general, purchases of Secured Medium-Term Notes for the purpose of stabilization or to reduce a short position could cause the price of Secured Medium-Term Notes to be higher than it might be in the absence of these types of purchases.

The Agents also may impose a penalty bid. This occurs when a particular Agent repays to the Agents a portion of the commission received by it because the representatives of the Agents have repurchased Secured Medium-Term Notes sold by or for the account of such Agent in stabilizing or short covering transactions.

Neither we nor any Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the two immediately preceding paragraphs may have on the price of Secured Medium-Term Notes. In addition, neither we nor any Agent makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The names of the applicable Agents or other persons through which we sell any Secured Medium-Term Notes, as well as any commissions or discounts payable to those persons, will be set forth in the applicable pricing supplement.

The Agents may be deemed to be “underwriters” within the meaning of the Securities Act. We have agreed to indemnify the several Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

The Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and certain of our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Note Trustee is an affiliate of BNY Mellon Capital Markets, LLC and the Mortgage Trustee is an affiliate of U.S. Bancorp Investments, Inc., each an Agent.

Conflicts of Interest

Certain of the Agents or their respective affiliates may be lenders or holders of our outstanding indebtedness that we may repay or redeem with net proceeds from the offer and sale, from time to time, of Secured Medium-Term Notes pursuant to this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. Upon any such application of net proceeds from an offering of Secured Medium-Term Notes to repay or redeem all or a portion of any such indebtedness, such Agents and/or their affiliates may receive more than 5% of the proceeds of such offering (not including any applicable Agents’ discounts or commissions). In such event, any such Agent would have a “conflict of interest” as defined in FINRA Rule 5121 and, in compliance with FINRA Rule 5121, would not confirm sales to accounts in which it exercises discretionary authority without the prior written consent of the customer. However, provided that the Secured Medium-Term Notes are investment grade rated, no “qualified independent underwriter” would be required to be appointed in connection with any such offering.

Notice to Prospective Investors in Canada

The Secured Medium-Term Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Secured Medium-Term Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement, the accompanying prospectus and any related pricing supplement (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Agents are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with any offering of Secured Medium-Term Notes.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus, any related pricing supplement or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus, any related pricing supplement and any related free writing prospectus have been prepared on the basis that any offer of Secured Medium-Term Notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of Secured Medium-Term Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus, any related pricing supplement and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither PSE&G nor the Agents have authorized, nor do they authorize, the making of any offer of Secured Medium-Term Notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The Secured Medium-Term Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Secured Medium-Term Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Secured Medium-Term Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Secured Medium-Term Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Secured Medium-Term Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II Product Governance / Target Market. The pricing supplement in respect of any Secured Medium-Term Notes may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of the Secured Medium-Term Notes and which channels for distribution of the Secured Medium-Term Notes are appropriate. Any person subsequently offering, selling or recommending the Secured Medium-Term Notes (an “EU distributor”) should take into consideration the target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Secured Medium-Term Notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels. A determination will be made in relation to each issue about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any Agent subscribing for any Secured Medium-Term Notes is a manufacturer in respect of such Secured Medium-Term Notes, but otherwise none of the Agents nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules. PSE&G makes no representation or warranty as to any manufacturer’s or EU distributor’s compliance with the MiFID Product Governance Rules.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus, any related pricing supplement or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus, any related pricing supplement and any related free writing prospectus have been prepared on the basis that any offer of Secured Medium-Term Notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of Secured Medium-Term Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus, any related pricing supplement and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither PSE&G nor the Agents have authorized, nor do they authorize, the making of any offer of Secured Medium-Term Notes other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The Secured Medium-Term Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Secured Medium-Term Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Secured Medium-Term Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Secured Medium-Term Notes or otherwise making them available to retail investors in the United Kingdom has been prepared, and therefore offering or selling the Secured Medium-Term Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related pricing supplement, any related free writing prospectus and any other document or materials relating to the issue of the Secured Medium-Term Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related pricing supplement, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related pricing supplement, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”).

This prospectus supplement, the accompanying prospectus, any related pricing supplement, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related pricing supplement, any related free writing prospectus and any other document or materials relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related pricing supplement, any related free writing prospectus or any other documents and/or materials relating to the issue of the Secured Medium-Term Notes offered hereby or any of their contents.

UK MiFIR Product Governance / Target Market. The Pricing Supplement in respect of any Secured Medium-Term Notes may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of the Secured Medium-Term Notes and which channels for distribution of the Secured Medium-Term Notes are appropriate. Any person subsequently offering, selling or recommending the Secured Medium-Term Notes (a “UK distributor”) should take into consideration the target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Secured Medium-Term Notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels. PSE&G makes no representation or warranty as to any manufacturer’s or UK distributor’s compliance with the UK MiFIR Product Governance Rules.

A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any Agent subscribing for any Secured Medium-Term Notes is a manufacturer in respect of such Secured Medium-Term Notes, but otherwise none of the Agents nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.

Other Regulatory Restrictions in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Secured Medium-Term Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to PSE&G.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Secured Medium-Term Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The Secured Medium-Term Notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571 of the laws of Hong Kong (the “SFO”)) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the laws of Hong Kong (the “C(WUMP)O”)) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the Secured Medium-Term Notes has been issued or has been in the possession of any person for the purposes of issue, or will be issued or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Secured Medium-Term Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The Secured Medium-Term Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended (the Financial Instruments and Exchange Law)) and each Agent is deemed to have acknowledged and agreed that it has not offered or sold and will not offer or sell the Secured Medium-Term Notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement, the accompanying prospectus and any related pricing supplement have not been and will not be registered as prospectuses under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Secured Medium-Term Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus, any related pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Secured Medium-Term Notes may not be circulated or distributed, nor may the Secured Medium-Term Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Secured Medium-Term Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Secured Medium-Term Notes except: (1) to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, PSE&G has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Secured Medium-Term Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the Secured Medium-Term Notes described herein. The Secured Medium-Term Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Secured Medium-Term Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. None of this prospectus supplement, the accompanying prospectus, any related pricing supplement nor any other offering or marketing material relating to the Secured Medium-Term Notes constitutes a prospectus pursuant to the FinSA, and none of this prospectus supplement, the accompanying prospectus, any related pricing supplement nor any other offering or marketing material relating to the Secured Medium-Term Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The Secured Medium-Term Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Secured Medium-Term Notes in Taiwan.

LEGAL MATTERS

The legality of the Pledged Bond and Secured Medium-Term Notes will be passed on for us by Tamara L. Linde, Esquire, our Executive Vice President and General Counsel, or John C. Walmsley, Esquire, Associate Counsel of our affiliate, PSEG Services Corporation, each of whom may rely on the opinion of Ballard Spahr LLP, of Philadelphia, Pennsylvania, as to matters of Pennsylvania law. Sidley Austin LLP, New York, New York, will act as counsel for the Agents and may rely on the opinion of Ms. Linde or Mr. Walmsley as to matters of New Jersey law and on the opinion of Ballard Spahr LLP as to matters of Pennsylvania law. Ms. Linde and Mr. Walmsley each beneficially owns or has rights to acquire an aggregate of less than 0.01% of PSEG’s common stock. Sidley Austin LLP has from time to time represented, and continues to represent, PSE&G and its affiliates in connection with certain unrelated legal matters.

EXPERTS

The financial statements of Public Service Electric and Gas Company as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement by reference to Public Service Electric and Gas Company’s annual report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

First and Refunding Mortgage Bonds

Secured Medium-Term Notes

Public Service Electric and Gas Company (“PSE&G”) may offer from time to time, together or separately, one or more series of its First and Refunding Mortgage Bonds and/or Secured Medium-Term Notes.

When a particular series of First and Refunding Mortgage Bonds or Secured Medium-Term Notes is offered, PSE&G will prepare a prospectus supplement setting forth the particular terms of the offered securities. You should carefully read this prospectus, any prospectus supplement, any pricing supplement and any free writing prospectus relating to such offering and the documents incorporated by reference herein and therein before you make any decision to invest in any securities that may be offered.

The First and Refunding Mortgage Bonds and Secured Medium-Term Notes may be offered in amounts, at initial offering prices and on terms to be determined at the time of offering.

PSE&G will sell the First and Refunding Mortgage Bonds and Secured Medium-Term Notes as set forth in the “Plan of Distribution” in this prospectus or in accordance with the procedures set forth in any applicable prospectus supplement.

This prospectus may not be used to consummate sales of the securities without the delivery of one or more prospectus supplements or pricing supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in the First and Refunding Mortgage Bonds or Secured Medium-Term Notes involves risks. You should carefully consider the information in the section entitled “Risk Factors” contained in PSE&G’s most recently filed Annual Report on Form 10-K and its other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest.

The date of this prospectus is November 13, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PSE&G filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, PSE&G may, from time to time, sell the First and Refunding Mortgage Bonds (we refer to these bonds and other bonds issued or issuable under the Mortgage (as defined herein) as “Mortgage Bonds”) or our Secured Medium-Term Notes described in this prospectus in one or more offerings of one or more series. Each time PSE&G sells these securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering.

As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement including its exhibits and documents incorporated by reference. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of its provisions.

You should read this prospectus, and any prospectus supplement, free writing prospectus and pricing supplement, including in each case, information incorporated by reference together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information in any applicable prospectus supplement, pricing supplement or free writing prospectus or that is incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add to, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement, any free writing prospectus and any pricing supplement relating to an offering. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus, any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, prospects, financial condition, results of operations and cash flows may have changed since that date.

In this prospectus, unless otherwise stated, or the context otherwise requires, references to “PSE&G,” “we,” “us” and “our” are to Public Service Electric and Gas Company and its consolidated subsidiaries.

We sometimes refer to our First and Refunding Mortgage Bonds and our Secured Medium-Term Notes that may be offered under this prospectus collectively as the “Securities.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov, as well as on our website at investor.pseg.com. None of the information contained at any time on our website is incorporated by reference into this prospectus.

The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the following documents filed with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

•	Our Current Reports on Form 8-K filed on March 27, 2023 and August 7, 2023.

We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of any particular offering, except, in each case, for Current Reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K or the prospectus supplement or pricing supplement for such offering.

Certain of the documents incorporated by reference in this prospectus are combined documents that are separately filed by Public Service Enterprise Group Incorporated (“PSEG”) and PSE&G. Only information relating to PSE&G in such documents has been incorporated by reference in this prospectus.

You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

Vice President, Investor Relations

PSEG Services Corporation

80 Park Plaza, 4th Floor

Newark, NJ 07102

Telephone (973) 430-7000

FORWARD-LOOKING STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference statements about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the SEC, including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	inflation, including increases in the costs of equipment, materials, fuel and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and increases in funding requirements and pension costs;

•	fluctuations in, or third party default risk in wholesale power and natural gas markets;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

Additional information concerning these factors is set forth or referred to under “Risk Factors.”

All of the forward-looking statements made in this prospectus and the other offering materials are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this prospectus or other offering materials apply only as of the date of this prospectus or such other offering materials. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this prospectus and the other offering materials are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

We are a franchised public utility in New Jersey. We are also the provider of last resort for gas and electric commodity service for end users in our service territory. We earn revenues from our regulated rate tariffs under which we provide electric transmission and electric and natural gas distribution to residential, commercial and industrial (C&I) customers in our service territory. We also offer appliance services and repairs to customers throughout our service territory and invest in regulated solar generation projects and regulated energy efficiency (EE) and related programs in New Jersey.

We are subject to regulation by the New Jersey Board of Public Utilities (“BPU”), the Federal Energy Regulatory Commission (“FERC”) and other federal and New Jersey state regulators. Revenues for our electric transmission services are based upon tariffs approved by FERC. Revenues for our electric distribution and gas delivery services are based upon tariffs approved by the BPU.

PSE&G is a New Jersey corporation and all of its common stock is owned by PSEG. Its principal office is located at 80 Park Plaza, Newark, New Jersey 07102 and its telephone number is 973-430-7000.

RISK FACTORS

Before making a decision to invest in the securities described in this prospectus, prospective investors should carefully consider the risks described in PSE&G’s most recently filed Annual Report on Form 10-K and its other periodic reports filed with the SEC and incorporated by reference into this prospectus, as well as those risks that may be included in the applicable prospectus supplement, free writing prospectus or pricing supplement. Such factors could have a material adverse effect on our business, prospects, financial position, results of operations or cash flows and on the trading price of our securities. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf, of us. See “Forward-Looking Statements.”

USE OF PROCEEDS

Unless we state otherwise in the prospectus supplement for a particular offering, the net proceeds from the sale of the Mortgage Bonds and Secured Medium-Term Notes will be added to our general funds and will be used for general corporate purposes, including the redemption or refunding of our outstanding indebtedness.

DESCRIPTION OF THE MORTGAGE BONDS

The Mortgage Bonds are to be issued under and secured by the indenture dated August 1, 1924, between us and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association, as successor to Fidelity Union Trust Company), as Trustee (the “Mortgage Trustee”), as amended and supplemented by the supplemental indentures now in effect and, for each series of such Mortgage Bonds, a new supplemental indenture to be dated the first day of the month in which such series of the Mortgage Bonds are issued (the “New Supplements”). The indenture, supplemental indentures and the form of supplemental indenture are hereinafter collectively called the “Mortgage” and are filed as exhibits to the registration statement of which this prospectus is a part. The following description summarizes the material provisions of the Mortgage. It does not, however, describe every aspect of the Mortgage and the Mortgage Bonds. For a complete statement of such provisions, reference is made to the above-mentioned Exhibits and to the particular Articles and Sections of the Mortgage. A copy of the Mortgage, including a proposed New Supplement, may be inspected at the office of the Mortgage Trustee at 333 Thornall St., 4th Fl, Edison, NJ 08837. Each time we sell Mortgage Bonds, we will also provide a prospectus supplement that will contain specific information about the terms of that offering. In this section, references to “PSE&G,” “we,” “our” and “us” refer to Public Service Electric and Gas Company without its consolidated subsidiaries.

Mortgage Bonds will be issuable only in fully registered form in denominations of $1,000 and any multiple thereof. Mortgage Bonds will be transferable, and the several denominations thereof will be exchangeable for Mortgage Bonds of other authorized denominations, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Mortgage does not contain any covenant or other provision that specifically is intended to afford holders of the Mortgage Bonds protection in the event of a highly leveraged or similar transaction.

The Mortgage and the Mortgage Bonds will be governed by, and construed in accordance with, the laws of the State of New Jersey.

Interest, Maturity and Payment

See the prospectus supplement for the applicable series of Mortgage Bonds.

Redemption

See the prospectus supplement for the applicable series of Mortgage Bonds.

Lien and Security

Mortgage Bonds sold pursuant to this prospectus will be secured by the lien of the Mortgage equally and proportionately with all other Mortgage Bonds. The Mortgage is a first lien on all of our property and franchises now owned or hereafter acquired (except cash, accounts and bills receivable, merchandise bought, sold or manufactured for sale in the ordinary course of business, stocks, bonds or other corporate obligations or securities, other than those now or hereafter specifically pledged thereunder, not acquired with the proceeds of Mortgage Bonds) (the effectiveness of the after-acquired property clause being subject to certain possible exceptions under New Jersey law which we do not regard as of practical importance), subject only (i) to liens for taxes, assessments and governmental charges and other liens, encumbrances and rights, none of which liens, encumbrances or rights, in our opinion, materially affects the use of the mortgaged property or the value thereof as security for the Mortgage Bonds, (ii) to the lien of the Mortgage Trustee for compensation, expenses and indemnity to which it may be entitled under the Mortgage and (iii) as to after-acquired property, to encumbrances, if any, existing thereon at the time of acquisition.

Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interest in such property. Because of uncertainties raised as to possible claims of State ownership, an amendment to the New Jersey Constitution was adopted in the General Election held November 3, 1981 which provides that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of forty years, were not subject to State claims unless the State has specifically defined and asserted a claim within the one year of the adoption of the amendment. As a result, in May 1982 the State published maps of the eastern (Atlantic) coast of New Jersey depicting claims to portions of many properties, including certain properties owned by us. We believe we have good title to such properties and will vigorously defend our title, or will obtain such grants from the State as may ultimately be required. The cost to acquire any such grants may be covered by title insurance policies. Assuming that all of such State claims were determined adversely to us, they would relate to land, which, together with the improvements thereon, would amount to less than 1% of net utility plant in service. Maps depicting State claims to property on the western (Delaware River) side of New Jersey were not published. However, we believe we have obtained all necessary grants from the State for our improved properties along the Delaware River.

The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a petition with respect to us under the Federal Bankruptcy Code.

Our property subject to the lien of the Mortgage consists principally of our transmission lines, distribution lines, switching stations and substations, and our gas production plants and gas distribution facilities, and includes our undivided interests as a tenant in common without right of partition in jointly-owned gas production facilities and electric transmission lines.

Issuance of Mortgage Bonds

Mortgage Bonds may be authenticated and delivered in a principal amount not exceeding 60% of the cost or fair value to us (whichever is less) of additions or permanent improvements to the mortgaged property within 250 miles of Newark, New Jersey, after deducting the cost of property permanently abandoned and the difference between the cost and the net amount realized on the sale of property sold at a price to net less than half of its cost; but only if our unconsolidated net earnings (before income taxes, amortization of debt discount and expense, and fixed charges), for twelve consecutive months within the fifteen months preceding the application for the authentication of such additional Mortgage Bonds, shall have been at least twice our fixed charges, including interest on the Mortgage Bonds applied for. The principal amount of additional Mortgage Bonds which may be issued on account of the acquisition of property subject to prior liens is that amount which might be issued if there were no such liens, less the principal amount of obligations secured by such liens and not then deposited with the Mortgage Trustee.

Mortgage Bonds may also be authenticated and delivered under the Mortgage from time to time, in a principal amount equal to the principal amount of Mortgage Bonds (excluding Mortgage Bonds retired through a sinking fund or by the application of the proceeds of released property) or certain prior debt bonds purchased, paid, refunded or retired by us and deposited with the Mortgage Trustee, upon such deposit.

Mortgage Bonds may also be issued:

•

in a principal amount not exceeding the amount of cash deposited by us with the Mortgage Trustee, to be subsequently withdrawn on account of additions or improvements or as otherwise permitted by the Mortgage, upon compliance with the conditions which, at the time of withdrawal, would authorize the authentication of Mortgage Bonds in an amount equal to the cash withdrawn; or

•

in a principal amount not exceeding the principal amount of matured or maturing Mortgage Bonds or prior debt bonds, to provide for the payment or purchase thereof, within 12 months before maturity (including a maturity resulting from a call for redemption) or at or after maturity, provided that cash equal to the principal amount of the Mortgage Bonds so issued is simultaneously deposited with the Mortgage Trustee in exchange therefor.

All new Mortgage Bonds will be issued under one of the above provisions.

Maintenance and Depreciation Provisions

We must maintain the useful physical property subject to the Mortgage in good and businesslike working order and condition and make all needful and proper repairs, replacements and improvements thereto. We must also maintain a reserve for renewals and replacements, reasonable according to the current standard practice of gas and electric utility companies or as approved or fixed by the BPU.

The New Supplements will contain no maintenance provisions with respect to new Mortgage Bonds.

Dividend Restrictions

So long as there remain outstanding any Mortgage Bonds (other than the Bonds of the 5% Series due 2037 and the 8% Series due 2037), we may not pay any dividend on our common stock other than dividends payable in shares of such stock, or make any other distribution thereon or purchase or otherwise acquire for value any such stock, if such action would reduce our earned surplus below $10,000,000 less all amounts on our books on December 31, 1948, which shall have been thereafter required to be removed, in whole or in part, therefrom by charges to earned surplus pursuant to any order or rule of any regulatory body thereafter entered.

Amendment of Mortgage

The Mortgage may be modified by us and the Mortgage Trustee with the consent of the holders of 85% in principal amount of the Mortgage Bonds then outstanding (as defined in the Mortgage for such purposes), including, if the modification affects less than all series of Mortgage Bonds outstanding, the holders of 85% in principal amount of the outstanding Mortgage Bonds of each series affected, and excluding Mortgage Bonds owned or controlled by us or by parties owning at least 10% of our outstanding voting stock. No such change, however, may alter the interest rate, redemption price or date, maturity date, or amount payable at maturity of any outstanding Mortgage Bond or conflict with the Trust Indenture Act of 1939 as then in effect (the “TIA”).

Release and Substitution of Property

Cash proceeds of released property held by the Mortgage Trustee:

•

may be paid to us to reimburse us for the full cost or fair value, whichever be less, of additions or improvements permitted under the Mortgage to be used as the basis for the issuance of additional Mortgage Bonds, without any net earnings requirement;

•	may be paid to us in an amount equal to the principal amount of Mortgage Bonds or certain prior debt bonds purchased, paid, refunded or retired by us and deposited with the Mortgage Trustee;

•	may be invested in obligations of the United States; or

•	may be utilized by the Mortgage Trustee for the purchase or redemption of Mortgage Bonds at the lowest prices obtainable.

The Mortgage Trustee must release pledged prior debt bonds of any issue if all prior debt bonds of such issue have been pledged and there is no lien on any of the mortgaged property senior to the lien of the Mortgage but junior to the lien of the prior debt bonds to be released. The Mortgage Trustee must release franchises surrendered and structures removed or abandoned by us pursuant to a legal requirement or an agreement with a state or political subdivision thereof.

Certain additional provisions as to the release of property are referred to above under “— Issuance of Mortgage Bonds” and “— Maintenance and Depreciation Provisions.”

Defaults

The following constitute events of default under the Mortgage:

•	default in the payment of the principal of any Mortgage Bonds or prior debt bonds;

•	default, continued for three months, in the payment of interest on any Mortgage Bonds or in the payment of any installment of any sinking fund provided for any series of Mortgage Bonds;

•

default, continued for three months after written notice to us from the Mortgage Trustee or the holders of 5% in principal amount of the outstanding Mortgage Bonds, in the observance or performance of any other covenant or condition in the Mortgage; and

•

the adjudication of PSE&G as bankrupt, the appointment of a receiver for us or our property or the approval of a petition for our reorganization under the Federal Bankruptcy Code, if no appeal from such action is taken within 30 days, or on the same becoming final.

The holders of 25% in principal amount of the Mortgage Bonds then outstanding (or a majority in principal amount of the Mortgage Bonds of any series in default, if default occurs in payments due with respect to Mortgage Bonds of less than all series) may require the Mortgage Trustee to take all steps needful for the protection and enforcement of the rights of the Mortgage Trustee and of the holders of Mortgage Bonds. The holders of 76% in principal amount of the Mortgage Bonds then outstanding have the right to direct and control the action of the Mortgage Trustee in any judicial or other proceedings to enforce the Mortgage.

If a default in the payment of principal, interest or sinking fund installment affects exclusively the Mortgage Bonds of one or more series, the holders of a majority of the outstanding Mortgage Bonds of the series so affected may require the Mortgage Trustee to accelerate the maturity of such Mortgage Bonds and also may require the Mortgage Trustee to take other action for the protection of such bondholders.

Certificate of Compliance

The Mortgage does not require us to furnish to the Mortgage Trustee any periodic evidence as to the absence of default or as to compliance with the terms of the Mortgage. However, pursuant to the provisions of the TIA, we are required to certify to the Mortgage Trustee, not less than annually, our compliance with all conditions and covenants under the Mortgage.

Concerning the Paying Agent

U.S. Bank Trust Company, National Association, the Mortgage Trustee, is a paying agent under the Mortgage. We maintain other normal banking relationships with an affiliate of U.S. Bank Trust Company, National Association. See “— The Mortgage Trustee” below.

Book-Entry Mortgage Bonds

Mortgage Bonds of a series may be issued, in whole or in part, in global form (a “Global Security”) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Mortgage Bonds represented by a Global Security may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in the prospectus supplement, Mortgage Bonds that are represented by a Global Security will be issued in denominations of $1,000 and multiples thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Mortgage Bonds represented by a Global Security will be made by us to the Mortgage Trustee, and then by the Mortgage Trustee to the depositary.

We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, that such Global Securities will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Mortgage Bonds represented by such Global Security for all purposes under the Mortgage. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Mortgage Bonds represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Mortgage Bonds in certificated form and will not be considered the owners or holders thereof under the Mortgage. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

If

•	DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;

•	we determine, in our sole discretion, not to have any Mortgage Bonds represented by one or more Global Securities; or

•	an event of default under the Mortgage has occurred and is continuing,

then we will issue individual Mortgage Bonds in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Mortgage Bonds in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Mortgage Bonds in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Mortgage Bonds so issued in certificated form will be issued in denominations of $1,000 or multiples thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC rules applicable to its participants are on file with the SEC.

Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Mortgage Bonds under DTC’s system must be made by or through direct participants, which will receive a credit for those Mortgage Bonds on DTC’s records. The beneficial ownership interest of each actual purchaser of each Mortgage Bond represented by a Global Security (“beneficial owner”) is in turn to be recorded on the records of the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Security representing Mortgage Bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners of a Global Security representing Mortgage Bonds will not receive certificates representing their ownership interests in a Global Security, except in the event that use of the book-entry system for those Mortgage Bonds is discontinued.

To facilitate subsequent transfers, all Global Securities representing Mortgage Bonds deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. (“Cede”), or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Securities representing the Mortgage Bonds; DTC’s records reflect only the identity of the direct participants to whose accounts such Mortgage Bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices will be sent to DTC. If less than all of the Mortgage Bonds within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

Neither DTC nor Cede (nor any other nominee of DTC) will consent or vote with respect to the Global Securities representing Mortgage Bonds unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and dividend payments on the Global Securities representing the Mortgage Bonds will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the Mortgage Trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Mortgage Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Mortgage Trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

If applicable, a beneficial owner will give notice of any option to elect to have its Mortgage Bonds purchased or tendered, through its participant, to the Mortgage Trustee, and will effect delivery of such Mortgage Bonds by causing the direct participant to transfer the participant’s interest in the Global Security representing those Mortgage Bonds, on DTC’s records, to the Mortgage Trustee. The requirement for physical delivery of

Mortgage Bonds in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Global Security representing those Mortgage Bonds are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered Mortgage Bonds to the Mortgage Trustee’s account with DTC.

DTC may discontinue providing its services as depositary with respect to Mortgage Bonds at any time by giving reasonable notice to us or the Mortgage Trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Mortgage Bonds issued as Global Securities will be direct participants in DTC.

None of any underwriter or agent, the Mortgage Trustee, the paying agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation and Removal of Mortgage Trustee

The Mortgage Trustee may resign or be removed with respect to one or more series of Mortgage Bonds and a successor Mortgage Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Mortgage Trustee with respect to different series of Mortgage Bonds under the Mortgage, each such Mortgage Trustee shall be a Mortgage Trustee of a trust thereunder separate and apart from the trust administered by any other such Mortgage Trustee, and any action described herein to be taken by the Mortgage Trustee may then be taken by each such Mortgage Trustee with respect to, and only with respect to, the one or more series of Mortgage Bonds for which it is Mortgage Trustee.

The Mortgage Trustee

We maintain ordinary banking relationships with an affiliate of U.S. Bank Trust Company, National Association, including credit facilities and lines of credit. U.S. Bank Trust Company, National Association also serves as trustee under the indenture dated December 1, 2000 with respect to our senior unsecured debt securities and under other indentures under which we or our affiliates are the obligors.

DESCRIPTION OF THE SECURED MEDIUM-TERM NOTES

The Secured Medium-Term Notes will be issued under the Indenture of Trust, dated as of July 1, 1993 (the “Note Indenture”), between us and The Bank of New York Mellon (successor to The Chase Manhattan Bank (National Association)), as trustee (the “Note Trustee”). The Note Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The following description summarizes the material provisions of the Note Indenture. It does not, however, describe every aspect of the Note Indenture and the Secured Medium-Term Notes. For a complete statement of such provisions, reference is made to the above-mentioned Exhibit and to the particular Articles and Sections of the Note Indenture. A copy of the Note Indenture may be inspected at the office of the Note Trustee at 240 Greenwich Street, New York, NY 10286. Each time we sell Secured Medium-Term Notes, we will also provide a prospectus supplement that will contain specific information about the terms of that offering. In this section, references to “we,” “our” and “us” refer to Public Service Electric and Gas Company without its consolidated subsidiaries.

Except as may otherwise be provided in any applicable prospectus supplement or pricing supplement, each Secured Medium-Term Note will have the following terms and provisions:

General

The Note Indenture provides that the Secured Medium-Term Notes of any series may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement relating to each series of Secured Medium-Term Notes will specify the following terms:

•	the date of issue;

•	the stated maturity date, which will be a date ranging from 1 year to 30 years from the date of issue;

•	the interest rate;

•	the date(s) on which interest shall be payable and related regular record date(s) if other than as referred to below;

•	any optional redemption provisions;

•	the purchase price, specified as a percentage of the principal amount thereof;

•	issuance in book-entry or certificated form; and

•	any other applicable material provisions not otherwise described herein.

Unless otherwise specified in the applicable prospectus supplement, the Secured Medium-Term Notes will be issued in United States dollars in minimum denominations of $1,000 or in any amount in excess thereof that is an integral multiple of $1,000, except that the denomination of any Secured Medium-Term Note issued in the form of a Global Note (as defined herein) will not exceed the maximum amount as may be specified by the Depository (as defined herein) from time to time. Unless otherwise specified in the applicable prospectus supplement, interest will be payable semi-annually in arrears on January 1 and July 1 of each year (each, an “Interest Payment Date”) and on the stated maturity date or date of earlier redemption (the “Maturity Date”) and the regular record date relating to an Interest Payment Date other than the Maturity Date will be June 15 and December 15, respectively (each, a “Regular Record Date”).

We have designated the Note Trustee as the paying agent and registrar of the Secured Medium-Term Notes. The Secured Medium-Term Notes may be transferred or exchanged at the office of the Note Trustee referred to above. No service charge will be made to register any transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Note Indenture does not contain any covenant or other provision that specifically is intended to afford the registered holders of the Secured Medium-Term Notes special protection in the event of a highly leveraged or similar transaction.

The Note Indenture and the Secured Medium-Term Notes will be governed by, and construed in accordance with, the laws of the State of New Jersey.

Interest Rates and Payments

Each Secured Medium-Term Note shall bear interest from its date of issue at the rate indicated in the applicable prospectus supplement or pricing supplement; provided, however, that the interest rate on any Secured Medium-Term Note shall not exceed 10% per annum. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the date of issue; provided, however, that the first payment of interest on any Secured Medium-Term Note originally issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such succeeding Regular Record Date. Each payment of interest will include interest accrued from and including the date of issue or the immediately preceding Interest Payment Date to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest will be payable on an Interest Payment Date other than the Maturity Date to the registered holder in whose name such Secured Medium-Term Note is registered at the close of business on the applicable Regular Record Date, while interest payable on the Maturity Date will be payable to the person to whom the principal thereof is payable. If interest on an Interest Payment Date other than the Maturity Date is not timely paid when due, the Note Trustee shall establish a special record date at the time when funds become available for payment of interest on the applicable Secured Medium-Term Note, and interest on such Secured Medium-Term Note shall be payable to the person in whose name such Secured Medium-Term Note is registered at the close of business on such special record date.

We anticipate that the Secured Medium-Term Notes will be issued only in the form of one or more Global Notes. The principal of, and premium, if any, and interest on, any Global Note will be paid in the manner described below in “— Book-Entry System”. We may also issue Secured Medium-Term Notes in certificated form. Interest on any Secured Medium-Term Note issued in certificated form will be payable on an Interest Payment Date other than the Maturity Date by check payable in clearinghouse or similar next-day funds and mailed on such Interest Payment Date to the registered holder entitled thereto at such registered holder’s address as it appears as of the close of business on the Regular Record Date relating to such Interest Payment Date in the register for the Secured Medium-Term Notes maintained by the Note Trustee; provided, however, that each registered holder of one or more Secured Medium-Term Notes in an aggregate principal amount of $10,000,000 or more (whether or not having identical or different terms and provisions) will be entitled to receive such payments of interest on such date by wire transfer of immediately available funds to a bank within the continental United States or by direct deposit into the account of such registered holder if such account is maintained with the Note Trustee or any paying agent, provided that appropriate wire transfer instructions have been received by the Note Trustee from such registered holder at least five Business Days (as defined herein) prior to the applicable Interest Payment Date. The principal of, and premium, if any, and interest on, any Secured Medium-Term Note issued in certificated form which is due on the Maturity Date will be payable in immediately available funds upon presentation and surrender of such Secured Medium-Term Note on the Maturity Date at the office of the Note Trustee referred to above.

If an Interest Payment Date or the Maturity Date for a Secured Medium-Term Note falls on a day that is not a Business Day, principal, premium, if any, and interest payable with respect to such Interest Payment Date or the Maturity Date, as the case may be, will be paid on the next succeeding Business Day, and no interest will accrue with respect to such required payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means each day other than a Saturday or Sunday which is not a day on which banking institutions or trust companies in The City of New York are obligated or authorized by law or executive order to close.

Mandatory Redemption

The Secured Medium-Term Notes will be subject to mandatory redemption by us at any time that, pursuant to the provisions of Section 4C of Article Eight of the Mortgage, the proceeds of released property or other moneys held by the Mortgage Trustee are applied to the redemption of the Pledged Bond (as defined herein) that services and secures the particular series of Secured Medium-Term Notes. For purposes of determining which of our Mortgage Bonds are subject to such mandatory redemption, the Mortgage Trustee shall consider the stated annual interest rate of the Pledged Bond and not the weighted average interest rate of the outstanding Secured Medium-Term Notes. The redemption price of the Secured Medium-Term Notes in such cases shall be 100% of the principal amount thereof plus accrued interest to the date fixed for redemption. See “Description of Pledged Bond—Redemption.” In case of such redemption, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. If less than all of the Secured Medium-Term Notes of the particular series are to be redeemed, the Note Trustee shall select the particular Secured Medium-Term Notes to be redeemed in such manner as it shall deem appropriate and fair.

Optional Redemption

The applicable prospectus supplement or pricing supplement will specify the additional terms, if any, upon which the Secured Medium-Term Notes may otherwise be redeemed by us. In such case, unless otherwise specified in the applicable prospectus supplement, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. However, in the event that any premium would be due in connection with any Secured Medium-Term Notes to be called for redemption, the Note Trustee is prohibited from calling such Notes for redemption unless we have deposited with the Note Trustee the amount of the premium that would be due and payable on the date fixed for redemption.

Security

Each series of Secured Medium-Term Notes will be serviced and secured equally and ratably by a series of our Mortgage Bonds (the “Pledged Bond”), in an aggregate principal amount equal to the amount of Secured Medium-Term Notes issued and pledged by us and delivered to the Note Trustee in accordance with the Note Indenture. The Pledged Bond services and secures the payment of the principal of, and interest on, the Secured Medium-Term Notes; provided, however, that the Pledged Bond neither services nor secures any premium due in respect of such Secured Medium-Term Notes. The principal amount of the Pledged Bond deemed outstanding will at all times be equal to the outstanding principal amount of the Secured Medium-Term Notes that it services and secures. The Pledged Bond will be deemed to bear interest corresponding to the required payments of interest in respect of such Secured Medium-Term Notes. Payments of principal and interest in respect of the Secured Medium-Term Notes will constitute payments on the Pledged Bond. Each Pledged Bond constitutes a separate series of our Mortgage Bonds, all of which are secured by a lien on substantially all of the property owned by us. The registered holders of the Secured Medium-Term Notes will be entitled to the benefits of the security afforded by such lien on such property only upon the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage. Accordingly, upon the occurrence of an Event of Default under the Note Indenture other than one relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage, the registered holders of the Secured Medium-Term Notes will not be entitled to take any action with respect to the property securing the Pledged Bond. See “Description of the Pledged Bond.”

Events of Default

The Note Indenture provides that the following shall constitute “Events of Default” with respect to any series of Secured Medium-Term Notes:

•	default in the payment of principal of, or premium, if any, on, any Secured Medium-Term Note of any series when due and payable;

•	default in the payment of interest on any Secured Medium-Term Note of any series when due and payable which continues for 30 days;

•

default in the performance or breach of any other covenant or agreement of ours in the Secured Medium-Term Notes of any series or in the Note Indenture and the continuation thereof for 60 days after written notice to us as provided in the Note Indenture;

•	the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage; and

•	certain events of bankruptcy, insolvency or reorganization.

If an Event of Default, other than one relating to an event of default under the Mortgage, occurs and is continuing, either the Note Trustee or the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may declare the principal amount of all Secured Medium-Term Notes of such series to be due and payable immediately. At any time after an acceleration of the Secured Medium-Term Notes of such series has been declared, but before a judgment or decree for the immediate payment of the principal amount of such Secured Medium-Term Notes has been obtained and so long as all of our Mortgage Bonds have not been accelerated, the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. If an Event of Default relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage occurs, the principal of all of the Secured Medium-Term Notes, together with interest accrued thereon, shall become due and payable immediately without the necessity of any action by the Note Trustee or the holders of any Secured Medium-Term Notes; provided, however, that a rescission and annulment of the declaration that our Mortgage Bonds outstanding under the Mortgage be due and payable prior to their stated maturities shall constitute a waiver of such Event of Default and of its consequences.

The Note Indenture contains a provision entitling the Note Trustee, subject to the duty of the Note Trustee during default to act with the required standard of care, to be indemnified by the registered holders of the Secured Medium-Term Notes of any series before proceeding to exercise any right or power under the Note Indenture with respect to such series at the request of such registered holders. The Note Indenture provides that no registered holders of Secured Medium-Term Notes of any series may institute any proceedings, judicial or otherwise, to enforce the Note Indenture except in the case of failure of the Note Trustee, for 60 days, to act after it has received a written request to enforce such Note Indenture by the registered holders of at least 25% in aggregate principal amount of the then outstanding Secured Medium-Term Notes of such series and an offer of reasonable indemnity. This provision will not prevent any registered holder of Secured Medium-Term Notes from instituting any proceedings to enforce payment of the principal thereof (and premium, if any) and interest thereon at the respective due dates thereof. The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on it with respect to the Secured Medium-Term Notes of such series, provided that such direction shall not be in conflict with any rule of law or with the Note Indenture or the Secured Medium-Term Notes of any series, shall not involve the Note Trustee in personal liability and shall not be unjustly prejudicial to registered holders of the Secured Medium-Term Notes of such series not joining therein. See “— Voting of Pledged Bond.”

The Note Indenture provides that the Note Trustee, within 90 days after the occurrence of a default with respect to any series of Secured Medium-Term Notes, is required to give the registered holders of the Secured Medium-Term Notes of such series notice of such default, unless such default has been waived or cured.

Certificate of Compliance

Pursuant to the TIA, we are required to certify to the Note Trustee, not less than annually, our compliance with all conditions and covenants under the Note Indenture.

Voting of Pledged Bond

The Note Trustee, as the holder of the Pledged Bond pledged by us in accordance with the Note Indenture, shall attend any meeting of bondholders under the Mortgage as to which it receives due notice. Either at such meeting, or otherwise where any action, amendment, modification, waiver or consent to or in respect of the Mortgage or the Pledged Bond issued under the Mortgage (sometimes referred to as a “proposed action”) is sought without a meeting, the Note Trustee shall vote each series of Pledged Bond held by it as described below. The Note Trustee may agree to any proposed action without the consent of or notice to the registered holders of Secured Medium-Term Notes of any series where such proposed action would not adversely affect the registered holders of such series of Secured Medium-Term Notes. In the event that any proposed action would adversely affect the registered holders of any series of outstanding Secured Medium-Term Notes, the Note Trustee shall not vote the Pledged Bond that services and secures such series of Secured Medium-Term Notes without notice to and the approval of the registered holders of at least 66 2/3 % in aggregate principal amount of the Secured Medium-Term Notes of such series. Notwithstanding the foregoing, the Note Trustee shall not, without unanimous consent of the registered holders of outstanding Secured Medium-Term Notes of any series, consent to any proposed action which would (i) decrease the amount payable on any Pledged Bond held by the Note Trustee, (ii) change the Interest Payment Dates or the Maturity Dates of any Pledged Bond, or (iii) require unanimous consent of the holders of the Mortgage Bonds outstanding under the Mortgage.

Consolidation, Merger and Transfer of Assets

Under the Note Indenture, we may not consolidate with or merge into any corporation, or transfer our properties or assets substantially as an entirety to any person, unless:

•

the successor corporation or transferee is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes our obligations in the Secured Medium-Term Notes and the Note Indenture;

•	after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

•	certain other conditions are met.

Modification and Waiver

Modifications of and amendments to the Note Indenture may be made by us and the Note Trustee with the consent of the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby:

•	change the stated maturity date of the principal of, or reduce the rate or extend the time of payment of interest on, any Secured Medium-Term Note;

•	reduce the principal amount of, or any premium on, any Secured Medium-Term Note;

•	change the place or currency of payment of the principal of (or premium, if any) or interest on any Secured Medium-Term Note;

•	change the date on which any Secured Medium-Term Note may be redeemed;

•	impair the right to institute suit for the enforcement of any required payment on or with respect to any Secured Medium-Term Note;

•	impair the security interest under the Note Indenture in any Pledged Bond; or

•

reduce the percentage of the aggregate principal amount of the outstanding Secured Medium-Term Notes of any series the consent of whose registered holders is required for modification or amendment of the Indenture or for waiver of certain defaults except to increase such percentage or to provide that certain other provisions of the Note Indenture cannot be modified or waived without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

The Note Indenture also contains provisions permitting us and the Note Trustee, without the consent of any registered holders of Secured Medium-Term Notes, to enter into supplemental indentures, in form satisfactory to the Note Trustee, for any of the following purposes:

•	to evidence the succession of another corporation to us and the assumption by such successor of our obligations and covenants in the Note Indenture and the Secured Medium-Term Notes;

•

to add to our covenants for the benefit of the registered holders of all or any series of Secured Medium-Term Notes (and if such covenants are to be for the benefit of less than all series of Secured Medium-Term Notes, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon us;

•

to change or eliminate any of the provisions of the Note Indenture, provided that any such change or elimination shall become effective only when there is no Secured Medium-Term Note outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of Secured Medium-Term Notes of any series as otherwise permitted by the Note Indenture;

•

to evidence and provide for the acceptance of appointment under the Note Indenture by a successor Note Trustee with respect to the Secured Medium-Term Notes and to add to or change any of the provisions of the Note Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Note Trustee;

•

to cure any ambiguity, to correct or supplement any provision in the Note Indenture which may be defective or inconsistent with any other provision of the Note Indenture, or to make any other provisions with respect to matters or questions arising under the Note Indenture which shall not be inconsistent with any provision of the Note Indenture, provided such other provisions shall not adversely affect the interests of the registered holders of Secured Medium-Term Notes of any series in any material respect;

•

to modify, eliminate or add to the provisions of the Note Indenture to such extent as shall be necessary to effect the qualification of the Note Indenture under the TIA or under any similar federal statute and to add to the Note Indenture such other provisions as may be expressly required under the TIA;

•	to grant to or confer upon the Note Trustee for the benefit of the registered holders of one or more series of Secured Medium-Term Notes any additional rights, remedies, powers or authority;

•	to permit the Note Trustee to comply with the law;

•	to define or specify the duties, responsibilities and relationships of and among the Note Trustee and any authenticating or paying agent; or

•	to make any other change that is not prejudicial, in our judgment, to the Note Trustee or the registered holders of any Secured Medium-Term Notes.

The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series may, on behalf of all registered holders of the Secured Medium-Term Notes of such series, waive any past default or Event of Default except

•	with respect to an Event of Default relating to an event of default under the Mortgage;

•	a default in the payment of principal of, or premium, if any, or interest on, any Secured Medium-Term Note of such series; or

•	a default in respect of a covenant or provision the modification or amendment of which would require the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

Satisfaction and Discharge

The Note Indenture provides that we will be discharged from any and all obligations in respect of any series of Secured Medium-Term Notes (except for certain obligations such as obligations to register the transfer or exchange of Secured Medium-Term Notes of such series, replace stolen, lost or mutilated Secured Medium-Term Notes of such series and certain other matters) if, among other things, we irrevocably deposit with the Note Trustee, in trust for the benefit of registered holders of Secured Medium-Term Notes of such series, money or United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to make all payments of principal of, and premium, if any, and interest on, the Secured Medium-Term Notes of such series on the dates such payments are due in accordance with the terms of the Note Indenture and the Secured Medium-Term Notes of such series. Thereafter, the registered holders of Secured Medium-Term Notes of such series must look only to such deposit for payment of the principal of, and premium, if any, and interest on, Secured Medium-Term Notes of such series.

Concerning the Note Trustee

We maintain ordinary banking relationships with The Bank of New York Mellon, the Note Trustee, including credit facilities and lines of credit. The Bank of New York Mellon also serves as trustee under other indentures under which we or our affiliates are the obligor.

Book-Entry System

The Secured Medium-Term Notes may be issued, in whole or in part, in global form (a “Global Note”) that will be deposited with, or on behalf of, DTC (the “Depository”) and registered in the name of the Depository’s nominee. A Global Note may represent one or more Secured Medium-Term Notes of the same series, provided that all Secured Medium-Term Notes represented by a Global Note will bear interest at the same rate and have the same date of issue, stated maturity date, optional redemption terms, if any, and other variable terms. Except as set forth below, a Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor. For more information on the Depository, see “Description of the Mortgage Bonds—Book-Entry Mortgage Bonds.”

DESCRIPTION OF THE PLEDGED BOND

One Pledged Bond will be issued under and secured by the Mortgage with respect to each series of Secured Medium-Term Notes. For a description of the Mortgage, see “Description of the Mortgage Bonds.” Each Pledged Bond will constitute a series of our Mortgage Bonds. In this section, references to “we,” “our” and “us” refer to Public Service Electric and Gas Company without its consolidated subsidiaries.

The Pledged Bond will be issued initially to the Note Trustee and will be issuable only in fully registered form in any denomination authorized by us. The Pledged Bond will be transferable and the several denominations thereof will be exchangeable for Bonds of other authorized denominations but of the same series and aggregate principal amount, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Interest, Maturity and Payment

Interest on the Pledged Bond shall accrue at a fixed rate per annum stated in the applicable prospectus supplement computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on January 1 and July 1 of each year, subject to receipt of certain credits against principal and interest and such obligations as set forth below.

In addition to any other credit, payment or satisfaction to which we are entitled with respect to the Pledged Bond, we shall be entitled to credits against amounts otherwise payable in respect of the Pledged Bond in an amount corresponding to

•	the principal amount of any of our Secured Medium-Term Notes issued under the Note Indenture secured thereby surrendered to the Note Trustee by us, or purchased by the Note Trustee, for cancellation;

•

the amount of money held by the Note Trustee and available and designated for the payment of principal or redemption price (other than premium) of, and/or interest on, the Secured Medium-Term Notes secured thereby, regardless of the source of payment to the Note Trustee of such moneys; and

•	the amount by which principal of and interest due on the Pledged Bond exceeds principal of and interest due on the Secured Medium-Term Notes secured thereby.

The Note Trustee shall make notation on the Pledged Bond of any such credit.

Redemption

The Pledged Bond shall be subject to redemption prior to maturity under the conditions and upon payment of the amounts as may be specified in the following conditions:

•

at any time in whole or in part at our option upon receipt by the Mortgage Trustee of written certification by us and the Note Trustee that the principal amount of the Secured Medium-Term Notes then outstanding under the Note Indenture is not in excess of such principal amount of the Pledged Bond as shall remain pledged to the Note Trustee after giving effect to such redemption; or

•

at any time by the application of any proceeds of released property or other money held by the Mortgage Trustee and which, pursuant to the Mortgage, are applied to the redemption of the Pledged Bond, upon payment of 100% of the principal amount thereof, together with interest accrued to the redemption date, provided that any such payment shall be subject to receipt by us of certain credits against such obligations as set forth above; or

•

automatically upon any failure to pay the principal of any Secured Medium-Term Notes then outstanding under the Note Indenture when due, on their stated maturity date or earlier redemption or repayment date, in a principal amount of Pledged Bonds equal to the principal amount of such Secured Medium-Term Notes, in each case, at a price equal to 100% of the principal amount thereof, together with accrued interest, if applicable.

PLAN OF DISTRIBUTION

Mortgage Bonds

We may sell the Mortgage Bonds directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

•	the terms of the offering of the Mortgage Bonds;

•	the proceeds we will receive from the offering;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which we may list the Mortgage Bonds.

We may distribute the Mortgage Bonds from time to time in one or more transactions at:

•	a fixed price;

•	prices that may be changed;

•	market prices at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will describe the method of distribution in the relevant prospectus supplement.

If we use underwriters with respect to an offering of the Mortgage Bonds, we will set forth in the relevant prospectus supplement:

•	the name of the managing underwriter, if any;

•	the names of any other underwriters; and

•	the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

The underwriters will acquire any Mortgage Bonds for their own accounts and they may resell the Mortgage Bonds from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any Mortgage Bonds will:

•

entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

•	subject the obligations of the underwriters to certain conditions precedent; and

•	obligate the underwriters to purchase all Mortgage Bonds offered in a particular offering if any such Mortgage Bonds are purchased.

If we use a dealer in an offering of the Mortgage Bonds, we will sell such Mortgage Bonds to the dealer, as principal. The dealer may then resell the Mortgage Bonds to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the relevant prospectus supplement.

If we use an agent in an offering of the Mortgage Bonds, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the relevant prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

Secured Medium-Term Notes

If we sell Secured Medium-Term Notes, we will offer them on a continuing basis through such agents as we shall designate, each of which will be required to agree to use its reasonable best efforts to solicit purchases of the Secured Medium-Term Notes. The Secured Medium-Term Notes may also be sold to an agent as principal for reoffering as described below. We will have the sole right to accept offers to purchase Secured Medium-Term Notes and may reject any proposed purchase of Secured Medium-Term Notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Secured Medium-Term Notes through it in whole or in part. We will pay a commission to an agent, depending upon maturity, at the rate or rates stated in the applicable prospectus supplement for each Secured Medium-Term Note sold through such agent.

Unless otherwise specified in the applicable prospectus supplement, any Secured Medium-Term Note sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Secured Medium-Term Note of identical maturity. Such Secured Medium-Term Note may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers. Resales of Secured Medium-Term Notes by an agent to a dealer may be made at a discount, which will not be in excess of the discount to be received by such agent from us. After the initial public offering of Secured Medium-Term Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

General Information

Dealers and agents named in a prospectus supplement may be considered underwriters of the Mortgage Bonds or Secured Medium-Term Notes described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

If underwriters are used in the sale of Mortgage Bonds or if Secured Medium-Term Notes are sold to agents as principal to be resold to investors and other purchasers, to facilitate the offering, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of such Mortgage Bonds or Secured Medium-Term Notes. Specifically, the underwriters or agents may over-allot in connection with the offering, creating a short position in such Mortgage Bonds or Secured Medium-Term Notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of such Mortgage Bonds or Secured Medium-Term Notes, the underwriters or agents may bid for, and purchase, such Mortgage Bonds or Secured Medium-Term Notes in the open market. Finally, in any offering of Mortgage Bonds or Secured Medium-Term Notes through a syndicate of underwriters or agents, the syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such Mortgage Bonds or Secured Medium-Term Notes in the offering, if the syndicate repurchases previously distributed Mortgage Bonds or Secured Medium-Term Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of such Mortgage Bonds or Secured Medium-Term Notes above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

We may solicit offers to purchase the Mortgage Bonds or Secured Medium-Term Notes and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement. We may also sell the Mortgage Bonds or Secured Medium-Term Notes through competitive bidding procedures described in the relevant prospectus supplement.

If we authorize underwriters or our agents to solicit offers to purchase the Mortgage Bonds or Secured Medium-Term Notes from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement.

Each series of Mortgage Bonds or Secured Medium-Term Notes will be a new issue and will have no established trading market. We may elect to list any series of new Mortgage Bonds or Secured Medium-Term Notes on an exchange, but unless we advise you differently in the relevant prospectus supplement, we have no obligation to cause any Mortgage Bonds or Secured Medium-Term Notes to be so listed. Any underwriters or agents to or through whom we sell Mortgage Bonds or Secured Medium-Term Notes for public offering and sale may make a market in the Mortgage Bonds or Secured Medium-Term Notes, but will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the development or maintenance of, any trading markets for any Mortgage Bonds or Secured Medium-Term Notes.

We will estimate our expenses associated with any offering of Mortgage Bonds or Secured Medium-Term Notes in the relevant prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the legality of the Mortgage Bonds and Secured Medium-Term Notes will be passed on for us by Tamara L. Linde, Esquire, our Executive Vice President and General Counsel, or John C. Walmsley, Esquire, Associate Counsel of our affiliate, PSEG Services Corporation, each of whom may rely on the opinion of Ballard Spahr LLP, of Philadelphia, Pennsylvania, as to matters of Pennsylvania law. Sidley Austin LLP, New York, New York, will act as counsel for any underwriters, agents or dealers and may rely on the opinion of Ms. Linde or Mr. Walmsley as to matters of New Jersey law and on the opinion of Ballard Spahr LLP as to matters of Pennsylvania law. Ms. Linde and Mr. Walmsley each beneficially owns or has rights to acquire an aggregate of less than 0.01% of PSEG’s common stock. Sidley Austin LLP has from time to time represented, and continues to represent, PSE&G and its affiliates in connection with certain unrelated legal matters.

Mr. Walmsley has reviewed the statements in this prospectus as to the lien of the Mortgage securing the Mortgage Bonds under “Description of the Mortgage Bonds — Lien and Security” (except insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania). Such statements insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania have been reviewed by Ballard Spahr LLP. The statements as to liens and encumbrances on our property are based in part on title insurance policies and reports and searches obtained from companies engaged in the business of insuring title to real estate in New Jersey and from a company engaged in the business of insuring title to real estate in Pennsylvania, and on certificates or opinions of local counsel in Pennsylvania deemed by Ballard Spahr LLP to be reliable and competent. All the statements made or referred to in this paragraph, as to matters of law and legal conclusions, are made in reliance upon Mr. Walmsley and Ballard Spahr LLP, respectively.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from PSE&G’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$3,450,000,000

Public Service Electric and Gas Company

Secured Medium-Term Notes, Series Q

Due 1 Year to 30 Years From Date of Issue

PROSPECTUS SUPPLEMENT

Barclays

BNP PARIBAS

BNY Mellon Capital Markets, LLC

BofA Securities

CIBC Capital Markets

Citigroup

Goldman Sachs & Co. LLC

J.P. Morgan

Mizuho

Morgan Stanley

MUFG

PNC Capital Markets LLC

RBC Capital Markets

Scotiabank

TD Securities

US Bancorp

Wells Fargo Securities

February 28, 2024